Exhibit 99.1
ONCOTHYREON ANNOUNCES PRESENTATIONS AT AMERICAN SOCIETY
OF CLINICAL ONCOLOGY (ASCO) ANNUAL MEETING
Seattle, Washington — May 18, 2009 — Oncothyreon Inc. (Nasdaq: ONTY) (TSX:ONY) today announced upcoming presentations at the American Society of Clinical Oncology (ASCO) Annual Meeting being held May 29-June 2, 2009 in Orlando, Florida. Abstracts related to our product candidates Stimuvax®, PX-866 and PX-12 are now available to the public online at the ASCO Web site, www.abstract.asco.org.
     Abstracts include:
•	“Long-term safety of BLP25 liposome vaccine (L-BLP25) in patients (pts) with stage IIIB/IV non-small cell lung cancer (NSCLC)”
•	Abstract No: 3055 Poster session: Developmental Therapeutics: Immunotherapy — Saturday May 30, 8:00 AM to 12:00 PM, Level 2, West Hall C
•	“Phase I trial of PX-866, a novel phosphoinositide-3-kinase (PI-3K) inhibitor”
•	Abstract No: 3542 Poster session: Developmental Therapeutics: Molecular Therapeutics — Saturday May 30, 8:00 AM to 12:00 PM Level 2, West Hall C
•	“Results from phase Ib studies of PX-12, a thioredoxin inhibitor in patients with advanced solid malignancies”
•	Abstract No. 2571, Poster Session: Developmental Therapeutics: Cytotoxic Chemotherapy — Saturday May 30, 8:00 AM to 12:00 PM, Level 2, West Hall C
About Oncothyreon
Oncothyreon is a biotechnology company specializing in the development of innovative therapeutic products for the treatment of cancer. Oncothyreon’s goal is to develop and commercialize novel synthetic vaccines and targeted small molecules that have the potential to improve the lives and outcomes of cancer patients. For more information, visit www.oncothyreon.com.

Forward Looking Statements
In order to provide Oncothyreon’s investors with an understanding of its current intentions and future prospects, this release contains statements that are forward looking, including statements related to future preclinical and clinical development plans for our product candidates. These forward-looking statements represent Oncothyreon’s intentions, plans, expectations and beliefs and are based on its management’s experience and assessment of historical and future trends and the application of key assumptions relating to future events and circumstances.
Forward-looking statements involve risks and uncertainties, including risks and uncertainties related to Oncothyreon’s business and the general economic environment. Many of these risks and uncertainties are beyond Oncothyreon’s control. These risks, uncertainties and other factors could cause our actual results to differ materially from those projected in forward-looking statements. Risks, uncertainties, and assumptions include those predicting the timing, duration and results of clinical trials, the timing and results of regulatory reviews, the safety and efficacy of our product candidates, and the indications for which our product candidates might be developed. There can be no guarantee that the results of preclinical studies will be predictive of either safety or efficacy in future clinical trials. These and other risks and uncertainties are described in the reports and other documents filed by Oncothyreon Inc. with the SEC and/or Canadian regulatory authorities.
Although Oncothyreon believes that any forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of the risks and uncertainties associated with Oncothyreon, you are encouraged to review the official corporate documents filed with the securities regulators in the United States on U.S. EDGAR and in Canada on SEDAR. Oncothyreon is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.
# # #
Investor and Media Relations Contact:
Julie Rathbun
Rathbun Communications
206-769-9219
ir@oncothyreon.com
ONCOTHYREON INC. 2601 Fourth Avenue, Suite 500, Seattle, WA 98121
Tel: (206) 801-2100 Fax: (206) 801-2101
http://www.oncothyreon.com